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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 30, 1995, included in the Annual Report on Form 10-K of UST Corp. for the year ended December 31, 1994, and to the reference to our firm under the caption "Experts" in the Prospectus included in this Post-Effective Amendment No. 1 to Form S-3, into UST Corp.'s previously filed Registration Statement No. 33-38836.

                                                         ARTHUR ANDERSEN LLP

Boston, Massachusetts
March 15, 1996